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                      Letterhead of Farella Braun & Martel






                                                            May 28, 1996




First Deposit National Bank               Providian National Bank
295 Main Street                           53 Regional Drive
Tilton, NH 03276                          Concord, NH 03301



     Re:  FIRST DEPOSIT MATER TRUST ASSET BACKED CERTIFICATES



Ladies and Gentlemen:

          We have acted as special California tax counsel for First Deposit National Bank, a national banking association ("FDNB"), and Providian National Bank, a national banking association ("PNB"), in connection with the filing by FDNB and PNB, on behalf of the First Deposit Master Trust (the "Trust"), with the Securities and Exchange Commission of Registration Statement No. 33-99462 on Form S-3 (the "Registration Statement") registering Asset Backed Certificates representing undivided interests in certain assets of the Trust (the "Certificates"). The Certificates of a particular Series will be issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), among FDNB, PNB and Bankers Trust Company, as Trustee, and a Series Supplement to the Pooling and Servicing Agreement among FDNB, PNB and the Trustee, substantially in the forms incorporated by reference as Exhibits 4.1 and 4.2, respectively, to the Registration Statement.

          We hereby confirm that the statements set forth in the prospectus (the "prospectus") forming a part of the Registration Statement under the subheading "State and Local Tax Consequences, California," appearing under the heading "Tax Matters" accurately

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describe the material California state income and franchise tax consequences to holders of the Certificates.

          We know that we are referred to under the headings "Tax Matters" and "Legal Matters" in the Prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name therein and to the use of this opinion for filing with the Registration Statement as Exhibits 8.2 and 24.2 thereto.


                                                  Very truly yours,

                                                  /s/ Farella Braun & Martel

                                                  FARELLA BRAUN & MARTEL